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                                                                  Exhibit (j)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Registered Public Accounting Firm" and to the incorporation by reference of our reports dated February 19, 2009 in the related prospectuses of the Van Kampen Life Investment Trust Mid Cap Growth Portfolio (formerly Aggressive Growth Portfolio), Van Kampen Life Investment Trust Comstock Portfolio, Van Kampen Life Investment Trust Capital Growth Portfolio (formerly Strategic Growth Portfolio), Van Kampen Life Investment Trust Government Portfolio, Van Kampen Life Investment Trust Growth and Income Portfolio and Van Kampen Life Investment Trust Money Market Portfolio and in the Registration Statement (Form N-1A) and related Statement of Additional Information of the Van Kampen Life Investment Trust with the Securities and Exchange Commission in this Post Effective Amendment No. 45 to the Registration Statement under the Securities Act of 1933 (Registration No. 33-00628).




/s/ ERNST & YOUNG LLP




Chicago, Illinois
April 14, 2009